Exhibit 99.1

News Release

CONTACTS:
Magma Design Automation Inc.:
Monica Marmie	Milan G. Lazich
Director, Marketing Communications	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
monical@magma-da.com	milan.lazich@magma-da.com

Magma Reports Record Revenue of $50.2 Million for First Quarter – Raises Targets for Full-Year

Revenue and EPS

Revenue increases 22 percent over year-ago period

SAN JOSE, Calif., July 26, 2007—Magma Design Automation Inc. (Nasdaq: LAVA), a provider of semiconductor design software, today reported record revenue of $50.2 million for its fiscal 2008 first quarter ended July 1, 2007, an increase of 22 percent over the $41.0 million reported for the year-ago first quarter, ended July 2, 2006. The company also announced it is raising its full-year targets for revenue and earnings per share.

“We delivered strong revenue growth and profitability in the first quarter,” said Rajeev Madhavan, chairman and CEO of Magma. “Customers are using our products for an increasingly wide range of applications—you can find chips designed with Magma software in just about every popular variety of electronic products made today. We expect this to continue as our new products continue to gain traction, and today we are announcing increases in our guidance for both revenue and EPS.”

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(11.3) million, or $(0.29) per share (basic and diluted), for the first quarter, compared to a net loss of $(10.7) million, or $(0.30) per share (basic and diluted), for the year-ago first quarter.

Non-GAAP Results

Magma’s non-GAAP net income was $4.6 million for the quarter, or $0.10 per share (diluted), which compares to non-GAAP net income of $0.7 million, or $0.02 per share (diluted), for the year-ago first quarter.

Non-GAAP net income for the first quarter of fiscal 2008 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, legal settlement and other expenses, interest expense and amortization of debt issuance cost, debt discount accretion, charges associated with losses in equity investments, acquisition-related and other expenses, restructuring costs and the tax effects of these adjustments. Non-GAAP net income for the first quarter of fiscal 2007 excludes the effects of amortization of developed technology, amortization of intangible assets, amortization of deferred stock-based compensation, acquisition-related expenses, net gain on repurchase of convertible notes, charges associated with losses in equity investments and the tax effects of these adjustments. A reconciliation of our non-GAAP results to GAAP results is included in this press release.

In the first quarter Magma used cash from operations of approximately $(23.4) million, primarily for cash payments on the litigation settlement with Synopsys and the annual employee bonuses.

Business Outlook

For Magma’s fiscal 2008 second quarter, ending Sept. 30, 2007, the company expects total revenue in the range of $50 million to $52 million. GAAP net loss per share is expected to be in the range of $(0.28) to $(0.26) and non-GAAP earnings per share (EPS) is expected to be in the range of $0.10 to $0.12. A schedule showing a reconciliation of the projected non-GAAP EPS to GAAP EPS results is included in this release. For Magma’s fiscal year 2008, ending April 6, 2008, the company increased its expected revenue growth rate over fiscal 2007 to between 17 percent and 20 percent, with revenue range of $208 million to $214 million. For Magma’s fiscal year 2008, the company also increased its expected GAAP EPS to a range of $(1.10) to $(1.08) and its expected non-GAAP EPS to a range of $0.50 to $0.52. A Financial Data Supplement containing detailed financial information intended to provide guidance and further insight into our business is available online at http://investor.magma-da.com/supplement.cfm in the Investor Relations section of the Magma website.

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information provides useful information to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, in-process research and development charges, litigation settlement and related legal expenses, integration and other acquisition-related expenses, workforce realignment restructuring charges, expenses associated with lease amendment and related headquarters office relocation, net gain on exchange of convertible notes, debt discount accretion, and the tax effects of its non-GAAP adjustments (yielding a non-GAAP effective tax rate of 25.0 percent for fiscal 2008) and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, bundled licenses and services; (3) cost of revenue, services; (4) total cost of revenue; (5) gross profit; (6) operating expenses, research and development; (7) operating expenses, in-process research and development; (8) operating expenses, sales and marketing; (9) operating expenses, general and administrative; (10) operating expenses, amortization of intangible asset; (11) total operating expenses; (12) operating income (loss); (13) other income (expense), net; (14) total other income (expense), net; (15) net income (loss) before income taxes; (16) provision for income taxes; (17) net income (loss) before cumulative effect of change in accounting principle; (18) cumulative effect of change in accounting principle; (19) net income (loss); and (20) net income (loss) per share. To determine its non-GAAP provision for income taxes, Magma recalculates tax based on non-GAAP income before income taxes and adjusts accordingly.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Similarly, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as in-process research and development charges, in order to make more consistent and meaningful evaluations of Magma’s operating expenses. Management also uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as those relating to workforce reductions executed in the ordinary course of business, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Conference Call

Magma will discuss the financial results for the recently completed quarter, including forward-looking guidance, during a live earnings call today at 1:30 p.m. PDT. The call will be available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada:	(800) 810-0924
Elsewhere:	(913) 981-4900

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through August 2, 2007. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PDT on August 2 by calling:

U.S. & Canada:	(719) 457-0820, code #4774559
Elsewhere:	(888) 203-1112, code #4774559

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in the EDA market; Magma’s ability to integrate acquired businesses and technologies; potentially higher-than-anticipated costs of litigation; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-K for the fiscal year ended April 1, 2007. Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma’s software for designing integrated circuits (ICs) is used to create complex, high-performance chips for cellular telephones, electronic games, WiFi, MP3 players, DVD/digital video, networking, automotive electronics and other electronic applications. Magma’s EDA software for IC implementation, analysis, physical verification, circuit simulation and characterization is recognized as embodying the best in semiconductor technology, enabling the world’s top chip companies to “Design Ahead of the Curve”(TM) while reducing design time and costs. Magma is headquartered in San Jose, Calif., with offices around the world. Magma’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “Design Ahead of the Curve” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	July 1, 2007	April 1, 2007
ASSETS
Current assets:
Cash and cash equivalents	$34,944	$45,338
Restricted cash	258	4,997
Short-term investments	—	10,700
Accounts receivable, net	39,825	41,086
Prepaid expenses and other current assets	6,017	4,126

Total current assets	81,044	106,247
Property and equipment, net	17,808	17,866
Intangibles, net	50,730	56,874
Goodwill	50,964	48,499
Restricted cash	4,700	4,700
Other assets	4,812	5,460

Total assets	$210,058	$239,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,442	$7,442
Accrued expenses	26,516	53,254
Deferred revenue	23,514	28,417
Convertible notes, current	15,216	—

Total current liabilities	70,688	89,113
Convertible notes, net	48,022	63,077
Line of credit	3,000	3,000
Other long-term liabilities	2,301	1,689

Total liabilities	124,011	156,879

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	325,198	310,825
Accumulated deficit	(209,669)	(197,808)
Treasury stock at cost	(28,738)	(29,162)
Accumulated other comprehensive loss	(748)	(1,092)

Total stockholders’ equity	86,047	82,767

Total liabilities and stockholders’ equity	$210,058	$239,646

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	July 1, 2007	July 2, 2006
Revenue:
Licenses	$31,989	$23,119
Bundled licenses and services	9,657	11,421
Services	8,519	6,419

Total revenue	50,165	40,959

Cost of revenue:
Licenses	5,324	5,328
Bundled licenses and services	2,424	3,483
Services	4,846	3,755

Total cost of revenue	12,594	12,566

Gross profit	37,571	28,393

Operating expenses:
Research and development	18,670	15,449
Sales and marketing	16,902	13,847
General and administrative	8,334	11,795
Amortization of intangible assets	2,027	2,890
Restructuring charge	291	—

Total operating expenses	46,224	43,981

Operating loss	(8,653)	(15,588)

Other income (expense):
Interest income	459	887
Interest expense	(657)	(175)
Gain on extinguishment of debt	—	4,809
Other expense, net	(727)	(106)

Total other income (expense), net	(925)	5,415

Net loss before income taxes	(9,578)	(10,173)
Provision for income taxes	1,691	861

Net loss before cumulative effect of change in accounting principle	(11,269)	(11,034)
Cumulative effect of change in accounting principle	—	321

Net loss	$(11,269)	$(10,713)

Net loss per share – basic and diluted	$(0.29)	$(0.30)

Shares used in calculation:
Basic and diluted	38,840	35,654

Reconciliation of First Quarter GAAP and Non-GAAP Financial Results

Statement of Operations Reconciliation	Three Months Ended
(in thousands)	July 1, 2007	July 2, 2006
GAAP net loss	$(11,269)	$(10,713)
Cost of license revenue
Amortization of developed technology	5,212	5,154
Cost of bundled license and services revenue
Amortization of developed technology	1,223	2,011
Stock-based compensation	82	93

	1,305	2,104
Cost of service revenue
Stock-based compensation	347	249
Research and development
Stock-based compensation	1,932	2,013
Acquisition-related and other expenses	672	852

	2,604	2,865
Sales and marketing
Stock-based compensation	1,222	1,271
General and administrative
Stock-based compensation	1,396	1,267
Legal settlement and other expenses	581	—

	1,977	1,267
Amortization of intangible assets	2,027	2,890
Restructuring costs	291	—
Other income (expense)
Net gain on repurchase of convertible notes and loss on sale of marketable securities in conjunction with the repurchase	—	(4,809)
Interest expense, amortization of debt issuance cost and debt discount accretion	546	—
Loss on equity investments	201	156

	747	(4,653)
Cumulative adjustment due to change in accounting principle	—	(321)
Tax effect	153	618

Non-GAAP net income	$4,616	$731

Reconciliation of First Quarter GAAP and Non-GAAP Financial Results

Earnings/(Loss) Per Share Reconciliation	Three Months Ended
	July 1, 2007	July 2, 2006
GAAP net loss	$(0.29)	$(0.30)
Cost of license revenue
Amortization of developed technology	0.13	0.14

Cost of bundled license and services revenue
Amortization of developed technology	0.03	0.06
Stock-based compensation	—	—

	0.03	0.06

Cost of service revenue
Stock-based compensation	0.01	0.01

Research and development
Stock-based compensation	0.05	0.06
Acquisition-related and other expenses	0.02	0.02

	0.07	0.08

Sales and marketing
Stock-based compensation	0.03	0.04

General and administrative
Stock-based compensation	0.04	0.03
Legal settlement and other expenses	0.01	—

	0.05	0.03

Amortization of intangible assets	0.05	0.08
Restructuring costs	0.01	—
Other income (expense)
Net gain on repurchase of convertible notes and loss on sale of marketable securities in conjunction with the repurchase	—	(0.13)
Interest expense, amortization of debt issuance cost and debt discount accretion	0.01	—
Loss on equity investments	0.01	—

	0.02	(0.13)

Cumulative adjustment due to change in accounting principle	—	(0.01)
Tax effect	—	0.02

Non-GAAP net income	$0.11	$0.02

Non-GAAP net income (diluted)	$0.10	$0.02

Basic shares used in calculation	38,840	35,654
Diluted shares used in calculation*	45,546	40,856

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.

AS OF JULY 1, 2007

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME PER SHARE AND NET INCOME

(Unaudited)

	Quarter Ending September 30, 2007	Fiscal Year Ending April 6, 2008
GAAP net loss per share (basic)	$(0.28) to $ (0.26)	$(1.10) to $(1.08)
Amortization of developed technology and intangibles	$0.16	$0.82
Stock-based compensation	$0.11	$0.38
Acquisition related expenses	$0.03	$0.06
Legal settlement and other expenses	—	$0.02
Interest expense, amortization of debt issuance cost and debt discount accretion	$0.01	$0.04
Basic and diluted share count impact on EPS	$0.07	$0.28
Non-GAAP diluted net income per share	$0.10 to $0.12	$0.50 to $0.52

(in millions)	Quarter Ending September 30, 2007	Fiscal Year Ending April 6, 2008
GAAP net loss	$(10) to $ (9)	$(41) to $(39)
Amortization of developed technology and intangibles	$7	$41
Stock-based compensation	$5	$19
Acquisition related expenses	$2	$3
Legal settlement and other expenses	—	$1
Interest expense, amortization of debt issuance cost and debt discount accretion	$1	$2
Non-GAAP net income	$5 to $6	$25 to $26